Exhibit 99.1

Z Trim Holdings, Inc. –January 14, 2015

New Chairman and CEO Take the Helm at Z Trim

Companies Mentioned
PK:ZTHO
January 14/2014 [ACCESSWIRE]

MUNDELEIN, IL - (ACCESSWIRE – January 14, 2015) - Z Trim Holdings, Inc. (“ZTH”) (OTC Markets: ZTHO – News), an AgriTech company providing value-added ingredients to a variety of industries, today announced that it has appointed veteran Directors Ed Smith and Morris Garfinkle as CEO and Chairman of the Board, respectively, effective January 8, 2015. Outgoing CEO Steve Cohen will become Managing Director of Communication and Planning.

Ed Smith is the Managing Partner of Aristar Capital Management, LLC, a New York-based investment firm and the Company’s controlling stockholder.  From April 2005 through December 2014, Mr. Smith was the Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. Prior to founding BCM, Mr. Smith worked at Gracie Capital from 2004-2005, GTCR Golder Rauner from 1999-2001 and Credit Suisse First Boston from 1997-1999. Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. Mr. Smith is also a director of Heat Biologics, Inc. (NASDAQ: HTBX), a development stage biopharmaceutical company that focuses on the development and commercialization of novel allogeneic off-the-shelf cellular therapeutic vaccines for a range of cancers and infectious diseases.

“It’s extremely exciting to be stepping into this new role at such a critical time in the Company’s development.” said Ed Smith. “Z Trim’s ability to transform organic waste material into functional ingredients has the potential to create virtually limitless opportunities and value to match. As a representative of our largest group of investors, I have a deep belief in the potential of this enterprise and a powerful motivation to achieve it.”

“Mo” Garfinkle is the Founder, Chairman and CEO of Tailwind Consultants, LLC and Co-Founder of Kelly Garfinkle Strategic Restructuring, LLC.  He has over 35 years of experience in restructuring, mergers and acquisitions, investment assessment, competitive positioning, strategic planning and capital raising.  His clients have included United Airlines Creditors' Committee, Pension Benefit Guaranty Corporation, Air China and Dallas-Fort Worth International Airport. He received his Juris Doctor from Georgetown University and his B.S. in Economics (cum Laude) from the Wharton School of Finance & Commerce, University of Pennsylvania.  Appointed to the Z Trim Board in 2009, he presently serves as Chairman of the Audit Committee.

 “We owe a debt of gratitude to Steve Cohen,” said Mo Garfinkle, ”whose tenure as CEO included such milestones as the scale-up and optimization of our manufacturing process, the dramatic expansion of our I/P portfolio and the launch of our industrial division. We’re fortunate to continue to have access to his wealth of institutional knowledge as we write the Company’s next chapter, which we expect to be characterized by aggressive sales and marketing, lean, efficient operations and bold use of strategic partnerships.”

Steve Cohen said, “I’m very proud of what our small company has accomplished so far, and thrilled to welcome Ed and Mo to their expanded roles at the Company. I expect that their skills, experience and resources will help expose our unique products and groundbreaking technology to a much broader and more diverse market. Working together, nothing can stop us.”

ABOUT Z TRIM®

Z Trim Holdings, Inc. (www.ztrim.com) is an AgriTech company that owns existing, and has developed new, products and processes to transform biomass for uses in the food and industrial markets. Using revolutionary technology designed to produce value-added ingredients across virtually all food industry categories, the Company’s food division currently sells a line of products that can help food manufacturers reduce their costs and solve many production problems. These all-natural ingredients, among other things, help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity -- all without degrading the taste and texture of the finished products. Perhaps most significantly, Z Trim's products can help extend yields, and thereby increase its customers' gross margins. The Company's industrial division, opened in 2012, offers eco-friendly ingredients to oil drilling, hydraulic fracturing, petroleum coke, steel/aluminum, paper and other industries. These industrial ingredients are highly functional in applications for adhesives, binders, viscofiers and emulsifiers.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include statements regarding expected contributions of Mr. Smith and Mr. Garfinkle, including their ability to help expose the Company’s products and technology to a broader and more diverse market and thereby advance the Company’s interests, the potential for the Company to create opportunities and value, the expected future aggressive sales and marketing, lean, efficient operations and bold use of strategic partnerships. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, including the Company’s ability to successfully integrate the new management. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to the ability of the new formulation to achieve desired results and have the anticipated impact on the market, our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Media:
Angela Strickland
(847) 549-6002
mediarelations@ztrim.com